Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the accompanying Quarterly Report on Form 10-Q of Transgenomic, Inc. for the period ended March 31, 2012, I, Craig J. Tuttle, Chief Executive Officer of Transgenomic, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
Such Quarterly Report on Form 10-Q of Transgenomic, Inc. for the period ended March 31, 2012, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)
The information contained in such Quarterly Report on Form 10-Q of Transgenomic, Inc. for the period ended March 31, 2012, fairly presents, in all material respects, the financial condition and results of operations of Transgenomic, Inc.

/s/ CRAIG J. TUTTLE
Craig J. Tuttle
President and Chief Executive Officer

Date: May 9, 2012
A signed original of the certification required by Section 906 has been provided to Transgenomic, Inc. and will be retained by Transgenomic, Inc and furnished to the Securities and Exchange Commission or its staff upon request.